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Exhibit 3.8

BYLAWS

OF

CERAMX CORPORATION

BYLAWS

OF

CERAMX CORPORATION

BYLAWS

OF

CERAMX CORPORATION

ARTICLE I

OFFICES

Section 1.               Registered Office.   The registered office of the corporation shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The registered agent of the Corporation at such address is The Corporation Trust Company.

Section 2.               Other Offices.   The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               Place of Meeting.   All meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or stated in the notice of the meeting or duly executed waivers thereof.

Section 2.               Annual Meetings.   The annual meeting of stockholders for the election of directors and the transaction of other business specified in the notice of meeting shall be held once each year on any day, and such day shall be designated by the Board of Directors and stated in the notice of the meeting.

Section 3.               Notice of Annual Meeting.   Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be directed to a stockholder at his or her address as it shall appear on the stock books of the Corporation.

Section 4.               Stockholder List.   The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.               Special Meetings.   Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairman of the Board or the President or Secretary at the request in writing signed by two or more members of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.               Notice of Special Meetings.   Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting.

Section 7.               Special Meeting-Business.   Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.               Quorum; Adjourned Meetings.   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might, have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.               Required Vote.   When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.             Voting.   Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 11.             Action Without Meeting.   Any action required by law or these Bylaws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the date on which the first written consent is expressed. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.               General Authority.   The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.               Number and Election.   The first Board shall consist of three (3) directors. The number of directors which shall constitute all subsequent boards shall be specified by resolution of the Board or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article III. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal in accordance with the manner hereinafter provided. Directors need not be stockholders.

Section 3.               Vacancies and Newly Created Directorships.   If any vacancy shall occur among the directors by reason of death, resignation or removal or as a result of an increase in the number of directorships, a majority of the directors then in office, though less than a quorum, or a sole remaining director, shall fill any such vacancy. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4.               Meetings Generally.   The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.               First Meeting.   The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of stockholders and at the same place or, in the alternative, at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present. In the event such meeting is not held at the time and place determined under the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.               Regular Meetings.   Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as shall from time to time be determined by the Board or committee, as the case may be, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her as his or her residence or usual place of business.

Section 7.               Special Meetings; Notice.   Special meetings of the Board of Directors may be called by or at the direction of the Chairman, President, any Vice President, Secretary, any stockholder owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote, or any two directors, except that when the Board of Directors consists of one director, then the one director may call a special meeting. Special meetings of each committee may be called by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him or her at such place by facsimile, telegram, radio or cable, or telephoned or delivered to him or her personally, not later than two (2) hours before the meeting is to be held. Such notice shall state the time and place of such meeting but need not state the purpose thereof, unless otherwise required by law, the Certificate of Incorporation or these Bylaws. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of the director at the meeting shall constitute a waiver of notice.

Section 8.               Quorum; Required Vote; Adjourned Meetings.   At all meetings of the Board or any committee thereof, a majority of directors or committee members shall constitute a quorum for the transaction of business, provided, however, that if any director shall deliver a written notice to the Corporation waiving his or her attendance at such meeting, whether before or after such meeting, such director may be counted as present for the purpose of determining the existence of a quorum, The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In the event that such Board or committee is composed of an even number of persons, a majority means one-half of the number of such persons plus one.

Section 9.               Action Without Meetings; Telephone Meeting.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 10.             Committees.   The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who in the order specified by the Board of Directors may replace any absent or disqualified member at any meeting of the committee. Any member of any committee may be removed at any time with or without cause by the Board of Directors. Any member of any committee may resign at any time by giving written notice of such resignation to the Board of Directors, the chairman of the Board of Directors, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting (including alternates), whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall be comprised of such number of members, including one, as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted under applicable statutory provisions, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the

Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have the power and authority in reference to amending the Certificate of Incorporation (except that a committee, may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution, and distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation. Any committee member who ceases to be a member of the Board of Directors shall automatically cease to be a committee member.

Section 11.             Committee Minutes.   Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12.             Compensation.   The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.             Resignation.   Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the President, any Vice President, or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer and the acceptance of such resignation shall not be necessary to make it effective.

Section 14.             Removal.   At any special meeting of the stockholders duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting, a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3 of this Article III. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

ARTICLE IV

NOTICES

Section 1.               General.   Whenever, under the provisions of statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall be construed to mean written notice by personal delivery or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

Section 2.               Waiver of Notice.   Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS

Section 1.               Number.   The officers of the Corporation shall be chosen by the Board of Directors and may be a Chairman, a President, one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries or Assistant Treasurers. Any number of offices may be held by the same person and unless otherwise specified by the Certificate of Incorporation or these Bylaws. The offices of the Corporation for which officers may be elected shall be set forth, from time to time, by resolution of the Board of Directors.

Section 2.               Election.   The Board of Directors at its first meeting after each annual meeting of stockholders shall elect an officer for each position created by resolution of the Board of Directors.

Section 3.               Other Officers.   The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 4.               Duties and Authority of Officers.   The officers of the Corporation shall be responsible for the supervision, control and active management over all of the affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors (or any duly authorized committee thereof) are carried into effect. Notwithstanding any other provision of this Article V, the officers shall at all times be subject to the authority of, and and shall obey the directions and limitations imposed by, this Section 4 and the Board of Directors (or any duly authorized committee thereof). Without the express consent of the Board of Directors acting as a whole, the officers of the Corporation shall not have the authority to act on matters that may not be acted upon by a duly constituted committee of the Board of directors. In addition, without the express consent of the Board of Directors or an authorized committee thereof, the officers shall have no authority to cause the Corporation to:

(a)        issue, acquire or dispose of the stock of the Corporation or any subsidiary corporations:

(b)        establish any subsidiary corporation or acquire the capital stock or other securities of any other corporation, other than stock or other securities held purely for investment purposes in the ordinary course of business;

(c)        issue or receive any warrants, options or other rights with respect to the stock of the Corporation or any subsidiary corporation;

(d)        acquire or undertake any substantial new line of business or voluntarily dissolve, liquidate or wind up any substantial line of existing business of the Corporation;

(e)        purchase, lease or otherwise acquire any real property or any substantial personal property;

(f)          sell, lease or otherwise dispose of any real property or any substantial personal property of the Corporation;

(g)         enter into any transaction with any director, officer or employee of the Corporation (whether a purchase, sale, loan, or any other agreement or commitment) having a value (whether in one transaction or a series of transactions) in excess of $1,000, other than an employment agreement;

(h)           incur any indebtedness for borrowed money in excess of $500,000;

(i)            enter into or commit to any contract, agreement, payment, mortgage, pledge, lien, guarantee or other obligation or series of obligations (whether contingent or actual) that is in excess of $500,000; provided, however, that the officers shall have the authority to accept customer orders in amounts up to and including $2,000,000;

(j)            enter into any collective bargaining agreement or other agreement with a labor union or other employee or labor group;

(k)           enter into any employment agreement with an individual employee having a value (with respect to salary and benefits) in excess of $100,000 per annum;

(1)           appoint or terminate any employee reporting directly to the President of the Corporation;

(m)          appoint or terminate at any one time any group of more than ten employees or all the employees of a division or other operating unit of the Corporation;

(n)           incur any single capital expenditure project in excess of $100,000, or incur capital expenditures aggregating more than $1,000,000 in any twelve-month period;

(o)           enter into any contract or agreement to do any of the foregoing; or

(p)           permit any subsidiary corporation to do any of the foregoing.

Section 5.               Salaries.   The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

Section 6.               Term of Office; Resignation; Removal.   The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier death, resignation or removal. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, a Vice President or the Secretary, which notice shall be effective upon receipt. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by or in the manner prescribed by the Board of Directors.

Section 7.               Chairman of the Board.   The Chairman shall preside at all meetings of the stockholders and Board of Directors.

Section 8.               President.   The President shall be the chief executive officer of the Corporation, and, at all times subject to the supervision and discretion of the Board of Directors (and any duly authorized committee thereof), shall have general supervision, control and active management over all the affairs of the Corporation, its officers and employees and shall see that all orders and resolutions of the Board of Directors (and any duly authorized committee thereof) are carried into effect. Subject to the provisions of Section 4 of this Article V, he or she may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors (or by any duly authorized committee thereof) to some other officer or agent. From time to time he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the corporation may require to be brought to their attention. He or she shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors (or any duly authorized committee thereof) or these Bylaws.

Section 9.               Vice President.   The Vice President, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the President for any reason, including the President’s inability or refusal to act, perform the duties of the President and, when so acting, have all the powers of and be subject to all the restrictions upon the President. Subject to the provisions of Section 4 of this Article V, the Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or President may from time to tame prescribe.

Section 10.             Secretary.   The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, all notices to be duly given in accordance with these Bylaws and as required by law, shall see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed. Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, the Secretary shall furnish the chairman of such committee with a copy of such resolution. The Secretary shall have charge of the stock and transfer books of the Corporation, and shall exhibit such stock book at all reasonable times to such persons as are entitled by law to have access thereto. The Secretary shall sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature) . The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be.

Section 11.             Assistant Secretary.   The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary for any reason, including the failure of the Board of Directors to elect a Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe. Any Assistant Secretary shall have authority to affix the corporate seal and attest by his signature to the same extent as the Secretary.

Section 12.             Treasurer.   The Treasurer shall have the custody of the corporate funds and securities and shall Keep full and accurate accounts of funds, securities, receipts and disbursements in books belonging to the Corporation and shall cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation as ordered by the Board of Directors or the President. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all. his transactions as Treasurer and of the financial condition of the Corporation.

Section 13.             Assistant Treasurer.   The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer for any reason, including the failure of the Board of Directors to elect a Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

Section 14.             Execution of Documents.   Subject to the provisions of Section 4 of this Article V, all deeds, mortgages, bonds, contracts, and other instruments may be executed on behalf of the Corporation by the President (unless such power is restricted by Board resolution) or by any other person or persons designated from time to time by the Board of Directors.

Section 15.              Bonds.   If required by the Board, any officers or assistant officers shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their office and for the restoration to the Corporation, in the case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.               General.   Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or signed in the name of the Corporation by, the Chairman, the President or a Vice President and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation.

Section 2.               Facsimile.   Where a certificate is signed (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signature of any President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and the seal of the Corporation upon such certificates, may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.               Lost Certificates.   The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.               Transfers of Stock.   Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares in compliance with the requirements of Section 8-401 of Title 6 of the Delaware Code Annotated, as amended, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.               Fixing Record Date.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60)

nor less than ten (10) days before the date of a stockholders meeting, nor more than sixty (60) days prior to the date of the payment of such dividends, the distribution of such rights, the exercise of such rights or the taking of any other lawful action. If no record date is fixed, the record date for determining stockholders (a) entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; provided, however, that Section 12 of Article II hereof shall control with respect to fixing the record date for purposes of determining stockholders entitled to express consent to corporate action in writing without a meeting where no prior action by the Board of Directors is necessary, and (b) for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.               Registered Stockholders.   The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

Section 7.               Stockholder’s Rights of Inspection.   Any stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business. As used in this Section, “stockholder” means a stockholder of record.

Section 8.                Statement of Rights.   If the Corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VII

GENERAL PROVISIONS

Section 1.               Dividends.   Dividends upon the capital stock of the Corporation, subject to the provisions of the

Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.               Voting Securities of Other Corporations.   The Chairman, the President, or any other person or persons so designated by the Board of Directors, shall have the authority to vote on behalf of the Corporation the securities of any other corporation, which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies for such purpose.

Section 3.               Contracts, Checks, Notes, Bank Accounts, Etc.   All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall be signed by at least one officer of the Corporation or by such other number of officer or officers or employee or employees as the Board of Directors may from time to time designate. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 4.               Deposits.   All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the President or the Treasurer shall direct in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer of the Corporation, or as the Board of Directors may from time to time otherwise dictate.

Section 5.               Fiscal Year.   The fiscal year of the Corporation shall be fixed by resolution by the Board of Directors.

Section 6.               Seal.   The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal, Delaware,” and such words and figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.               Form of Records.   Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.               Annual Statements.   The Board of Directors shall present at each annual meeting, and at any specific meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE VIII

INDEMNIFICATION

Every person who is or was a director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise which such person served at the request of the Corporation or any other person connected with the business of the Corporation who the Board of Directors may designate may, in the discretion of the Board of Directors, be indemnified by the Corporation against all liability and reasonable expenses incurred by such person in connection with or resulting from any action, suit or proceeding in which such person may become involved as a party or otherwise (except for an action, suit or proceeding by or in the right of the Corporation or such other corporation or other enterprise) by reason of such person’s being or having been a director, officer, employee or agent of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or by reason of such person’s connection with the business of the Corporation, provided (a) that said action, suit or proceeding shall be prosecuted to a final determination and such person shall defend successfully on the merits or otherwise, or (b) in the absence of such a final determination in such person’s favor, that the Board of Directors shall determine that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful; said determinations to be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

For the purposes of this Section: (a) “reasonable expenses” shall include, but not be limited to, reasonable counsel fees and disbursements; (b) “liability” shall include amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (c) “action, suit or proceeding” (unless otherwise limited) shall include every claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative or investigative, and any appeal relating thereto, and shall include any reasonable apprehension or threat of such an action, suit or proceeding; and (d) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in proviso (b) of the preceding paragraph.

In the case of any action, suit or proceeding by or in the right of the Corporation: (a) no indemnification shall be made with respect to any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for reasonable expenses as the Court of Chancery or such other court shall deem proper; and (b) indemnification shall extend only to reasonable expenses and specifically shall not extend to any liability.

If a person meets the requirements of this Bylaw with respect to some matters in a claim, suit or proceeding, but not with respect to others, he may be entitled to indemnification as to the former. Advances against reasonable expenses may be made by the Corporation on terms fixed by the

Board of Directors subject to an obligation to repay if indemnification proves unwarranted. The indemnification provided by this Bylaw shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

This Bylaw shall not be construed to authorize indemnification in any case or for any liability or reasonable expense where such indemnification would not be lawful. This Bylaw shall be applicable to actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise which he served at the request of the Corporation, or on behalf of any person connected with the business of the Corporation, against all liability and reasonable expenses incurred by him in any such capacity, or arising out of his status as such, whether or not such person may have a right to be indemnified by the Corporation against such liability and reasonable expense under this Bylaw.

ARTICLE IX

INTERESTED OFFICERS OR DIRECTORS

No contract or transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)         The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)         The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)           The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

ARTICLE X

AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation of the Corporation, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders at any regular or special meeting of the stockholders or any regular or special meeting of the Board of Directors, or without a meeting by the unanimous written consent of the Board of Directors or by the written consent of the holders of the outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.